Exhibit 5.2

September 30, 2024

Accenture plc

Accenture Capital Inc.

Accenture Global DAC

c/o Accenture plc

500 W. Madison Street

Chicago, Illinois 60661

Re: Accenture plc, Accenture Capital Inc. and Accenture Global DAC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Accenture plc, a public limited company incorporated in Ireland (the “Parent”), Accenture Capital Inc., a Delaware corporation, and Accenture Global Capital DAC, an Irish designated activity company (together with Accenture Capital, Inc., individually, a “Company” and, collectively, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) senior unsubordinated unsecured debt securities (the “Debt Securities”), which may be issued by either Company or co-issued by both Companies;

(ii) guarantees of the Debt Securities by the Parent (the “Guarantees”);

(iii) Class A ordinary shares of the Parent, with a nominal value of $0.0000225 per share (the “Ordinary Shares”);

(iv) preference shares of the Parent (the “Preference Shares”);

(v) depositary shares of the Parent each representing a fraction of a share of a particular class or series of Preference Shares (the “Depositary Shares”);

(vi) contracts of the Parent for the purchase or sale of Ordinary Shares (the “Share Purchase Contracts”);

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(vii) warrants by the Parent for the purchase of Debt Securities, Ordinary Shares or Preference Shares (the “Warrants”);

(viii) share purchase units of the Parent comprised of Share Purchase Contracts and, as security for the holder’s obligations to purchase Ordinary Shares, Preference Shares or debt obligations of third parties, including the Companies and U.S. Treasury securities (the “Share Purchase Units”); and

(ix) units of the Parent comprised of any combination of Debt Securities, Guarantees, Ordinary Shares, Preference Shares, Share Purchase Contracts, Share Purchase Units, Warrants, or Depositary Shares (the “Units”).

The Debt Securities, Guarantees, Ordinary Shares, Preference Shares, Depositary Shares, Share Purchase Contracts, Warrants, Share Purchase Units, and Units are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture to be entered into among the applicable Company, the Parent, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (collectively, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Debt Securities and Guarantees, specimen Ordinary Share certificates and such other documents, corporate records, certificates of officers of the Parent, the Companies and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Parent, the Companies and others.

We are not admitted or qualified to practice law in Ireland. Therefore, we have relied upon the opinion of Arthur Cox LLP, filed as exhibit 5.1 to the Registration Statement, with respect to matters governed by the laws of Ireland.

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We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Parent or the applicable Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Ordinary Shares or Preference Shares for issuance upon exercise, conversion or exchange of any Securities for Ordinary Shares or Preference Shares (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 8 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Ordinary Shares or Preference Shares, including upon exercise, conversion or exchange of any Convertible Security, the total number of Ordinary Shares or Preference Shares issued and outstanding will not exceed the total number of Ordinary Shares or Preference Shares, as applicable, that the Parent is then authorized to issue under its Amended and Restated Memorandum and Articles of Association and other relevant documents;

(vi) in the case of Debt Securities and Guarantees, at the Relevant Time, the relevant Base Indenture shall have been duly executed and delivered by the Parent, the applicable Company and all other parties thereto and duly qualified under the TIA; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Parent and/or the applicable Company and duly executed and delivered by the Parent, the applicable Company, and the other parties thereto, as applicable.

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Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any Debt Securities and related Guarantees, when:

a.

the terms and conditions of such Debt Securities and Guarantees have been duly established by supplemental indenture or officer’s certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.

any such supplemental indenture or officer’s certificate has been duly executed and delivered by the Parent, the applicable Company and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.

such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the applicable Company, enforceable against such Company in accordance with their respective terms, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms.

2.	With respect to Depositary Shares, when:

a.	a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Parent and the depositary appointed by the Parent,

b.	the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

c.

the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein,

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the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms.

3.	With respect to any Share Purchase Contracts, when:

a.	the related purchase contract agreement (“Purchase Contract Agreement”), if any, has been duly executed by the Parent and each other party thereto,

b.	the terms of the Share Purchase Contracts have been established in accordance with the Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.

the terms of any collateral or security arrangements relating to such Share Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.

such Share Purchase Contracts have been executed (in the case of certificated Share Purchase Contracts) and delivered in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Share Purchase Contracts will be legal, valid and binding obligations of the Parent, enforceable in accordance with their terms.

4.	With respect to any Warrants, when:

a.	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Parent and each other party thereto,

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b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms.

5.	With respect to any Share Purchase Units, when:

a.	the unit agreement relating to the Share Purchase Units (the “Share Purchase Unit Agreement”), if any, has been duly executed and delivered by the Parent and each other party thereto,

b.

the terms of the Share Purchase Units have been duly established in accordance with the Share Purchase Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the Share Purchase Units have been duly executed (in the case of certificated Share Purchase Units) and delivered in accordance with the Share Purchase Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Share Purchase Units will be legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms.

6.	With respect to any Units, when:

a.	the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Parent and each other party thereto,

b.	the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

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c.

the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and to the extent relevant for our opinions herein, the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to the Indenture, the Debt Securities and the related Guarantees, the depositary receipts representing the Depositary Shares, the Deposit Agreement, the Share Purchase Contracts, any Purchase Contract Agreement, the Warrants, the Warrant Agreement, Share Purchase Units, the Share Purchase Unit Agreement, the Units and the Unit Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing

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to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any agreement to submit to the jurisdiction of any Federal court; (vi) any waiver of the right to jury trial or (vii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D. To the extent relevant to our opinions in paragraphs 3, 4, 5 and 6 and not covered by our opinions in paragraph 1, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Share Purchase Contracts, Warrants, Share Purchase Units, or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP